Exhibit 99.1

West Announces Third-Quarter 2024 Results, Increases Fiscal Year 2024 Guidance and Declares Fourth-Quarter 2024 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, October 24, 2024 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the third-quarter 2024 and declared a fourth-quarter 2024 dividend.

Third-Quarter 2024 Summary (comparisons to prior-year period)
•Net sales of $746.9 million declined 0.1%; organic net sales decline was 0.5%.
•Reported-diluted EPS of $1.85, compared to $2.14 in the same period last year.
•Adjusted-diluted EPS of $1.85, compared to $2.16 in the same period last year.
•As a result of favorable currency movements, the Company increased its full year 2024 net sales guidance range to $2.875 billion to $2.905 billion, up from its previous guidance range of $2.870 billion to $2.900 billion.
•The Company increased its full-year 2024 adjusted-diluted EPS guidance range to $6.55 to $6.75, up from its previous guidance range of $6.35 to $6.65.
•The Company also announced that its Board of Directors has approved a fourth-quarter 2024 dividend of $0.21 per share, a 5.0% increase over the $0.20 per share paid in each of the four preceding quarters. This is the thirty-second consecutive annual increase in the Company's dividend. The dividend will be paid on November 20, 2024, to shareholders of record as of November 13, 2024.

Eric M. Green, President, Chief Executive Officer and Chair of the Board commented; “We are pleased to report solid third quarter results. Our West team across the globe continues to execute at a high-level, motivated by our purpose of improving patient lives. A key aspect of our strategy is West’s team of scientific thought leaders and technical experts who continue to drive strong partnership and close collaboration with our customers. This reinforces my confidence in West’s execution capabilities, as we continue to deliver our proven market-led strategy and attractive long-term potential.”

Proprietary Products Segment
Net sales declined by 0.2% to $601.4 million. Organic net sales decline was 0.5%. High-value products (components and devices) represented over 75% of segment net sales in the period led by customer demand for self-injection device platforms.

The Generics market unit had a mid-single digit organic net sales decline, driven by lower volumes of NovaBrand products. The Biologics market unit had a low-single digit organic net sales decline, driven by lower sales of FluroTec®, Westar® and NovaPure® products, offset by an increase in sales of self-injection device platforms. The Pharma market unit saw mid-single digit organic net sales growth, driven by an increase in sales of NovaBrand products and Administrative Systems.

Contract-Manufactured Products Segment
Net sales grew by 0.4% to $145.5 million. Organic net sales were consistent with our performance in the third quarter of last year. Segment performance was driven by growth in self-injection devices for obesity and diabetes, offset by a decrease in sales of healthcare diagnostic devices.

Financial Highlights (first nine months of 2024)
Operating cash flow was $463.3 million, a decrease of 13.8%. Capital expenditures were $272.1 million, an increase of 7.4% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $191.2 million, a decline of 32.7%.

During the first nine months of 2024, the Company repurchased 1,409,786 shares for $506.5 million at an average share price of $359.24 under its share repurchase program.

Full-Year 2024 Updated Financial Guidance
•As a result of favorable currency movements, the Company increased its full year 2024 net sales guidance range to $2.875 billion to $2.905 billion, compared to a prior range of $2.870 billion to $2.900 billion.
◦Anticipating a decrease of approximately 1.5% to 2% for organic net sales.
◦Net sales guidance includes an estimated full-year 2024 headwind of approximately $1.0 million based on current foreign currency exchange rates, compared to previous guidance of a headwind of approximately $5.0 million.
•Full-year 2024 adjusted-diluted EPS is expected to be in a range of $6.55 to $6.75, compared to prior guidance range of $6.35 to $6.65.
◦Our updated adjusted-diluted EPS guidance incorporates a foreign currency exchange rate headwind of $0.02, compared to prior guidance which anticipated a foreign currency exchange rate headwind of $0.03.
◦The updated guidance also includes EPS of $0.26 associated with first nine-months 2024 tax benefits from stock-based compensation.
◦For the fourth-quarter 2024, our EPS guidance range assumes a tax rate of 22% and does not include potential additional tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first nine-months of 2024 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2024 capital spending guidance is unchanged and is expected to be $375 million.

Third-Quarter 2024 Conference Call
The live audio-only webcast will be made available via the Company's Investor Relations website at westpharma.com.

To participate in the conference call by asking questions to Management, please register in advance by clicking https://register.vevent.com/register/BI13834a517d804f6781f33c4642cc94ab.

Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
John Sweeney, CFA	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(484) 790-0373	(610) 594-3054
John.Sweeney@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “raising,” “positioned,” “updating,” “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Net sales	$746.9	100%	$747.4	100%	$2,144.4	100%	$2,217.8	100%
Cost of goods and services sold	482.2	65	459.1	61	1,419.5	66	1,366.8	62
Gross profit	264.7	35	288.3	39	724.9	34	851.0	38
Research and development	15.5	2	16.4	2	50.6	2	50.0	2
Selling, general and administrative expenses	83.5	11	89.0	12	253.2	12	263.4	12
Other expense (income), net	4.4	1	5.6	1	10.8	1	22.5	1
Operating profit	161.3	21	177.3	24	410.3	19	515.1	23
Interest (income) expense, net	(3.9)	(1)	(5.9)	(1)	(11.0)	(1)	(10.8)	(1)
Other nonoperating expense (income)	0.7	—	(3.8)	—	0.7	—	(3.9)	—
Income before income taxes and equity in net income of affiliated companies	164.5	22	187.0	25	420.6	20	529.8	24
Income tax expense	32.4	4	29.4	4	70.7	3	87.8	4
Equity in net income of affiliated companies	(3.9)	—	(3.7)	(1)	(12.7)	—	(14.4)	(1)
Net income	$136.0	18%	$161.3	22%	$362.6	17%	$456.4	21%

Net income per share:
Basic	$1.87		$2.17		$4.96		$6.13
Diluted	$1.85		$2.14		$4.91		$6.05

Average common shares outstanding	72.8		74.3		73.1		74.4
Average shares assuming dilution	73.4		75.3		73.8		75.5

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2024	2023	2024	2023
Proprietary Products	$601.4	$602.5	$1,720.6	$1,803.6
Contract-Manufactured Products	145.5	144.9	423.8	414.2
Consolidated Total	$746.9	$747.4	$2,144.4	$2,217.8

Gross Profit:
Proprietary Products	$235.7	$261.4	$649.8	$780.6
Contract-Manufactured Products	29.0	26.9	75.1	71.3
Unallocated	—	—	—	(0.9)
Gross Profit	$264.7	$288.3	$724.9	$851.0
Gross Profit Margin	35.4%	38.6%	33.8%	38.4%

Operating Profit (Loss):
Proprietary Products	$158.2	$181.6	$415.5	$546.5
Contract-Manufactured Products	21.8	21.0	56.1	53.3
Stock-based compensation expense	(5.1)	(5.9)	(14.4)	(21.9)
General corporate costs	(13.6)	(19.4)	(46.9)	(62.8)
Reported Operating Profit	$161.3	$177.3	$410.3	$515.1
Reported Operating Profit Margin	21.6%	23.7%	19.1%	23.2%

Unallocated items	(0.7)	3.5	(0.3)	15.6
Adjusted Operating Profit	$160.6	$180.8	$410.0	$530.7
Adjusted Operating Profit Margin	21.5%	24.2%	19.1%	23.9%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended September 30, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$161.3	$32.4	$136.0	$1.85
Unallocated Items:
Restructuring and other charges (1)	(0.9)	(0.3)	(0.6)	(0.01)
Amortization of acquisition-related intangible assets (2)	0.2	0.1	0.7	0.01
Adjusted (Non-U.S. GAAP)	$160.6	$32.2	$136.1	$1.85

Nine Months ended September 30, 2024	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$410.3	$70.7	$362.6	$4.91
Unallocated Items:
Restructuring and other charges (1)	(0.9)	(0.3)	(0.6)	(0.01)
Amortization of acquisition-related intangible assets (2)	0.6	0.1	2.1	0.03
Adjusted (Non-U.S. GAAP)	$410.0	$70.5	$364.1	$4.93

Three Months ended September 30, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$177.3	$29.4	$161.3	$2.14
Unallocated items:
Amortization of acquisition-related intangible assets (2)	0.2	0.1	0.7	0.01
Legal settlement (3)	—	(0.9)	(2.9)	(0.04)
Cost investment impairment (4)	3.3	—	3.3	0.05
Adjusted (Non-U.S. GAAP)	$180.8	$28.6	$162.4	$2.16

Nine Months ended September 30, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$515.1	$87.8	$456.4	$6.05
Unallocated items:
Restructuring and other charges (1)	0.1	(0.3)	0.4	—
Amortization of acquisition-related intangible assets (2)	0.6	0.1	2.1	0.03
Legal settlement (3)	—	(0.9)	(2.9)	(0.04)
Cost investment impairment (4)	3.3	—	3.3	0.05
Loss on disposal of plant (5)	11.6	(0.7)	12.3	0.16
Adjusted (Non-U.S. GAAP)	$530.7	$86.0	$471.6	$6.25

(1)Restructuring and other charges were a benefit of $0.9 million in the three and nine months ended September 30, 2024. The net benefit represents the impact of two items, the first of which is a $2.5 million benefit recorded within other expense (income) related to revised severance estimates in connection with the Company's 2022 restructuring plan. This benefit was partially offset by $1.6 million of expense recorded within selling, general and administrative expenses in connection with a plan to optimize the legal structure of the Company and its subsidiaries. The expense consists primarily of consulting fees, legal expenses, and other one-time costs directly attributable to this plan. Restructuring and other charges of $0.1 million for the nine months ended September 30, 2023 represent the net impact of an inventory write down of $0.9 million within cost of goods and services sold and a $0.8 million benefit within other expense (income) for revised severance estimates in connection with its 2022 restructuring plan.

(2)During the three and nine months ended September 30, 2024 and 2023, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2024 and 2023, the Company recorded $0.6 million and $1.6 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(3)During the three and nine months ended September 30, 2023, the Company recorded a benefit of $3.8 million within other nonoperating expense (income) as a result of a favorable legal settlement related to a matter not included in our normal operations.

(4)During the three and nine months ended September 30, 2023, the Company recorded expense of $3.3 million within other expense (income), as a result of an impairment of one of the Company's cost investments.

(5)During the nine months ended September 30, 2023, the Company recorded expense of $11.6 million within other expense (income), as a result of the sale of one of the Company’s manufacturing facilities within the Proprietary Products segment. The transaction closed during the second quarter of 2023.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (6 and 7)

Three Months ended September 30, 2024	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$601.4	$145.5	$746.9
Effect of changes in currency translation rates	(2.2)	(0.7)	(2.9)
Organic net sales (non-U.S. GAAP) (6)	$599.2	$144.8	$744.0

Nine Months ended September 30, 2024	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$1,720.6	$423.8	$2,144.4
Effect of changes in currency translation rates	0.4	(0.6)	(0.2)
Organic net sales (non-U.S. GAAP) (6)	$1,721.0	$423.2	$2,144.2

Nine Months ended September 30, 2023	Proprietary	CM	Total
Reported net sales (U.S. GAAP)	$1,803.6	$414.2	$2,217.8
Effect of divestitures and/or acquisitions	(4.3)	—	(4.3)
Net sales excluding divestiture (non-U.S. GAAP) (7)	$1,799.3	$414.2	$2,213.5

(6)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

(7)Net sales excluding divestitures represents the 2023 comparative sales figure used in our organic sales growth calculation to eliminate the impact of our 2023 divestiture. As the 2023 divestiture took place in the second quarter of 2023, there was no impact of divestitures and/or acquisitions in the three months ended September 30, 2023.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2023 Actual	2024 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$7.88	$6.52 to $6.72	(17.3)% to (14.7%)
Loss on disposal of plant	0.16	—
Cost investment activity	0.06	—
Restructuring and other charges	(0.02)	(0.01)
Amortization of acquisition-related intangible assets	0.04	0.04
Legal settlement	(0.04)	—
Adjusted-diluted EPS (Non-U.S. GAAP) (8)	$8.08	$6.55 to $6.75	(18.9%) to (16.5%)

Notes:

See “Full-year 2024 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(8)We have opted not to forecast 2024 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first nine months of 2024, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.26. Any future tax benefits associated with stock-based compensation that we receive in 2024 would provide a positive adjustment to our full-year EPS guidance. In full-year 2023, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.42.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2024	2023
Depreciation and amortization	$114.7	$101.4
Operating cash flow	$463.3	$537.4
Capital expenditures	$272.1	$253.3
Free cash flow	$191.2	$284.1

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of September 30, 2024	As of December 31, 2023
Cash and cash equivalents	$490.9	$853.9
Accounts receivable, net	$524.3	$512.0
Inventories	$401.2	$434.7
Accounts payable	$224.3	$242.4
Debt	$202.6	$206.8
Equity	$2,752.1	$2,881.0
Working capital	$1,034.1	$1,264.6

Trademark Notices
Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.